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                                                                   EXHIBIT 23.12


                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of the U.S. Office Products Company of our report dated July 12, 1996, relating to the balance sheet of Thompson Book and Supply Company, which appear in the Current Report of Form 8-K, dated July 16, 1996, of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                                          /s/ Hamilton & Associates, Inc.


Oklahoma City, Oklahoma
September 20, 1996